SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934
                         (Amendment No.   )

Filed by the Registrant  X
Filed by a Party other than the Registrant
Check the appropriate box:
   Preliminary Proxy Statement
X  Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    MIDCOAST ENERGY RESOURCES, INC.
            (Name of Registrant as Specified In Its Charter)

                    MIDCOAST ENERGY RESOURCES, INC.
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
X  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.
   $500 per each party to the controversy pursuant to Exchange Act
   Rule 14a-6(i)(3).
   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

   4) Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.


   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:
   2) Form, Schedule or Registration Statement No.:
   3) Filing Party:
   4) Date Filed:

                   MIDCOAST ENERGY RESOURCES, INC.
                    1100 Louisiana, Suite 2950
                     Houston, Texas  77002
                  ______________________________

            NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD JULY 1, 1996

          Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), will be held at the Company's headquarters located at 1100 Louisiana, Suite 2950, Houston, Texas on Monday, July 1, 1996, at 3:00 p.m., local time, for the following purposes:


          (1) To elect five directors to serve until the next Annual Meeting or until their successors are duly elected and qualified;

          (2) To consider and act upon a proposal to approve the 1996 Incentive Stock Plan; and

          (3) To transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on May 3, 1996, and only those stockholders of record will be entitled to vote at the Annual Meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

          WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR
PROXIES AND VOTE IN PERSON.

                             By Order of the Board of Directors


                             Duane S. Herbst
                             Secretary
Houston, Texas
June 10, 1996

                      MIDCOAST ENERGY RESOURCES, INC.
                       1100 Louisiana, Suite 2950
                         Houston, Texas  77002
                     _______________________________

                           PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS
                            JULY 1, 1996

                     _______________________________


          This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Monday, July 1, 1996, at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders.

          The shares covered by a proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein regarding the election of directors, adoption of the 1996 Incentive Stock Option Plan (the "Incentive Plan"), and with respect to any other matter which may properly come before the Annual Meeting, in accordance
with the judgment of the persons designated as proxies.   Where
specific instructions are not indicated, the proxy will be voted
FOR the election of the five directors as nominated (the
Nominees"), and FOR the approval of the Incentive Plan. Any stockholder giving a proxy will have the right to revoke such proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing the proxy.

          The Board has fixed the close of business on May 3, 1996, as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding 335,388 shares of the Company's common stock, par value $.01, each share of Common Stock having one vote on all matters presented at the Annual Meeting. This proxy statement and the accompanying form of proxy is being mailed on or about June 10, 1996, to all stockholders entitled to vote at the Annual Meeting.

          Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the Annual Meeting. A majority of the Company's issued and outstanding shares of Common Stock, as of the Record Date, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more Nominees will not be counted as votes cast for such individuals.
Abstentions and broker non-votes will have the same effect as a vote against approval of adoption of the Incentive Plan. The persons designated to vote shares covered by the Board's proxies intend to exercise their judgment in voting such shares on the other matters that may properly come before the Annual Meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

          In May 1996, the Company filed a registration statement on Form SB-2 under the 1933 Securities and Exchange Act, as amended (the "Securities Act") pertaining to the public offering of 1,150,000 shares of the Company's Common Stock (the "Registration Statement"). In connection with the public offering, the Board approved a 4.460961-for-1 stock split in the Common Stock to occur immediately prior to the effective date of the Registration Statement. A record date for the purposes of calculating shares to be issued pursuant to this stock split will be selected in the near future, and the Company's stockholders will be advised of the completion of this stock split at that time. The Company feels that stock split will provide the Company with a capital structure that will permit this public offering to be consummated. Unless otherwise indicated, all information contained hereafter in this proxy statement gives effect to the 4.46091-for-1 stock split.


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
                           TABLE OF CONTENTS


                                                                Page

ELECTION OF DIRECTORS                                             1
          Information Regarding the Nominees                      1
          Director Compensation and Board Committees              1
          Vote Required for Election                              3

APPROVAL OF THE INCENTIVE PLAN                                    3
          Vote Required for Approval                             10

PRINCIPAL STOCKHOLDERS                                           11

OTHER INFORMATION                                                12
          Executive Officers of the Company                      12
          Executive Compensation                                 12
          Certain Transactions                                   14

OTHER MATTERS                                                    16
          Auditors                                               16
          Compliance with the Exchange Act                       16
          Miscellaneous Matters                                  17

                         ELECTION OF DIRECTORS


          At the Annual Meeting, five directors are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified.
The persons named in the accompanying proxy have been designated by the Board, and unless authority is withheld, they intend to vote for the election of the Nominees named below to the Board. If any Nominee should become unavailable for election, the proxy may be voted for a substitute Nominee selected by the persons named in the proxy or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any Nominee unavailable.

Information Regarding the Nominees:
                                                           Director
     Name              Age            Position              Since

Dan C. Tutcher         47      Chairman of the Board,        1992
                                  President and
                               Chief Executive Officer

Stevens G. Herbst      59      Executive Vice President,     1992
                                    Director

Kenneth B. Holmes, Jr. 64          Director                  1992

E.P. Marinos           53          Director                  1996

Richard N. Richards    49          Director                  1996

          For certain information regarding the beneficial ownership of the Common Stock by each of the Nominees, see "Principal
Stockholders."

          Dan C. Tutcher has been Chairman of the Board, President and Chief Executive Officer since the Company's incorporation in 1992 and Treasurer from 1995 to 1996. Since 1989 Mr. Tutcher has also been President and Chief Executive Officer of Magic Gas Corp.
(f/k/a Midcoast Natural Gas, Inc.) ("Magic"). Prior to its merger into the Company, in 1992, Mr. Tutcher served as a Director of Nugget Oil Corporation ("Nugget") from 1990 to 1992. He also has held various positions in companies which constructed pipelines and marketed gas, such as Gulf Gas Utilities, Inc. and Wildhorn Corporation, where he served as Vice President from 1987 through 1989 and as President from 1984 through 1993, respectively. Mr. Tutcher holds a Bachelors of Business Administration degree in General Business from Washburn University.

          Stevens G. Herbst is an officer of the Company in a part-time capacity. As such, he has been Executive Vice President since the Company's incorporation in 1992. From 1989 to 1992 Mr. Herbst was President of Midcoast Transmission Company ("Transmission"). Prior to its merger into the Company, in 1992, Mr. Herbst served as a Director of Nugget for the period from 1990 to 1992. In 1985, Mr. Herbst formed Texline Gas Company ("Texline") with Mr. Holmes. Mr. Herbst is currently President of Texline and has been President since 1985. Mr. Herbst has also been President of Rainbow
Investments Company ("Rainbow") since 1977. He is a Professional Engineer licensed in Texas and Louisiana and is a member of the Natural Gas Association of Houston and the Natural Gas
Transportation Association.  Mr. Herbst holds a Bachelors of
Science degree in Petroleum and Natural Gas Engineering from Texas
A&I University.

          Kenneth B. Holmes, Jr. was Vice President of the Company in a part-time capacity from 1992 until 1996 and Treasurer from 1992 until 1995. From 1989 to 1992 Mr. Holmes was Vice President of Transmission. Prior to its merger into the Company, in 1992, Mr. Holmes served as a Director of Nugget for the period from 1990 to 1992. In 1985, Mr. Holmes formed Texline jointly with Mr. Herbst where he currently is Vice President. Mr. Holmes has also been President of Promac Corporation since 1976. He holds a Bachelors of Business Administration degree in General Business from Texas
A&M University.

          E. P. Marinos has been a director since 1996. Mr. Marinos is currently the President, Chief Executive Officer and Director of Arrhythmia Research Technology, Inc., a publicly traded medical device manufacturing company. From 1991 to 1995, Mr. Marinos was President and Chief Executive Officer of AMT/EMP Associates, a consulting company which provided strategic planning, mergers and acquisition consulting and organizational restructuring consulting services to its clients. Prior to 1991, he served as Senior Vice President of Finance and Administration of Cornerstone Natural Gas, Inc. (the successor to Endevco, Inc.), a publicly traded integrated natural gas gathering, transmission and marketing pipeline company.
Mr. Marinos was also a partner in the accounting firm of Deloitte
& Touche LLP (formerly Touche Ross & Co.) from 1975 to 1982. He holds a Bachelors of Science degree in Economics and Finance from Wayne State University. Mr. Marinos is a certified public accountant and is a member of the Texas Society of Certified
Public Accountants and the Michigan Society of Certified Public Accountants. Mr. Marinos has provided consulting services to the Company from time to time.

          Richard N. Richards, Captain, U.S. Navy (retired), has been a director since 1996. Mr. Richards has been with NASA since 1980.
Mr. Richards was an astronaut with NASA until 1995 and flew one mission as pilot and commanded three missions of the space shuttles Discovery and Columbia. Since 1995, Mr. Richards has been designated as the Mission Director/Manager for the second Hubbel
Space Telescope Servicing Space Shuttle Mission and Mission Manager for the second Tethered Satellite System Space Shuttle Mission. He holds a Bachelors of Science degree in Chemical Engineering from the University of Missouri and a Masters of Science in Aeronautical Systems from the University of West Florida.


Director Compensation and Board Committees

          During the year ended December 31, 1995, the Board met 14 times. Each director attended all Board meetings either in person or by telephonic conference. In the past directors have not received any compensation for serving as directors. However, in May 1996, Messrs. Marinos and Richards were issued a stock grant, in consideration for their future services, of 2,007 shares of the Company's Common Stock. These stock grants vest ratably over a three-year period. In May 1996, the Board approved a resolution to pay non-employee directors for their services in the amount of $500 per full Board meeting, $300 per committee meeting attended and a retainer of $500 per quarter.

          Audit Committee. The Company's Board has established an Audit Committee. The Committee's functions include reviewing internal controls and recommending to the Board the engagement of the Company's independent certified public accountants, reviewing with such accountants a plan for and results of their examination of the financial statements, and determining the independence of such accountants. The Audit Committee consists of Messrs. Holmes,
Marinos and Richards.

          Compensation Committee. The Company's Board has established a Compensation Committee. The Compensation Committee will propose and administer the Company's Incentive Plan. In this capacity, the Compensation Committee will recommend all option grants or awards to Company officers, executives, employees and consultants. The Compensation Committee also recommends the establishment of policies dealing with various compensation, including compensation of executive officers, and pension and profit sharing plans, although at this time no such plans have been created. The Compensation Committee consists of Messrs. Holmes, Marinos and Richards.

          Executive Committee. The Company's Board has established an Executive Committee. The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full
Board when a meeting of the full Board is not practicable or necessary. The Executive Committee consists of Messrs. Tutcher,
Herbst and Holmes.

Vote Required for Election

          Provided that a quorum is present at the Annual Meeting, the five Nominees who receive the greatest number of votes cast for election by the stockholders entitled to vote therefore will be elected directors. See "Other Matters - Required Vote."

The Board recommends a vote FOR the election of the Nominees.


APPROVAL OF THE INCENTIVE PLAN

          On May 13, 1996, the Board adopted the Incentive Plan subject to the approval of the Company's stockholders.

          The purpose of the Incentive Plan is to (i) align the personal financial incentives of the employees and consultants of the Company ("Consultants") and its subsidiaries (collectively, the "Participants") with the long-term growth of the Company and the interests of the Company's stockholders through the ownership and performance of the Company's Common Stock and (ii) enhance the ability of the Company and its subsidiaries to attract and retain employees and Consultants who share primary responsibility for the Company's management and growth. All Participants, including officers (whether or not directors) of the Company and its subsidiaries are currently eligible to participate in the Incentive
Plan which approximates 14 full-time employees and one Consultant. Persons who are not in an employment or consulting relationship with the Company or any of its subsidiaries, including non-employee directors, are not eligible to participate in the Incentive Plan.

          A summary of the most significant features of the Incentive Plan, together with the general federal income tax consequences to the recipients is set forth below, which summary is qualified in its entirety by reference to the full text of the Incentive Plan, attached hereto as "Exhibit A."

          Types of Incentive Awards and Annual Maximum Limitation. The Incentive Plan provides for the grant of (i) stock options, including incentive stock options and non-qualified stock options,
(ii) shares of restricted stock, (iii) performance awards payable in cash or Common Stock, (iv) shares of phantom stock, (v) stock bonuses, and (vi) cash bonuses (collectively, the "Incentive
Awards"). To date, no Incentive Awards have been granted under the Incentive Plan. All options granted to Consultants shall be non-qualified options.

          The maximum number of shares of Common Stock subject to Incentive Awards that may be granted under the Incentive Plan to any one individual during any calendar year is 50,000. This provision is intended to qualify non-qualified options granted to certain executives of the Company (or incentive stock options granted to such individuals in certain situations) for favorable tax treatment under Section 162(m) of the Code (as defined). See "Administration" below for a more detailed description of the tax advantages of complying with Section 162(m) of the Code.

          Shares Subject to the Incentive Plan. Under the Incentive Plan, the Company may grant Incentive Awards with respect to a number of shares of Common Stock of up to 200,000 shares. Shares of Common Stock issued under the Incentive Plan may be either newly issued or treasury shares. To the extent an Incentive Award expires or is canceled, terminated or forfeited prior to the issuance of shares of Common Stock subject to such awards, any shares subject to such awards will again be available for grant under the Incentive Plan. The Incentive Plan provides for proportionate adjustments in the number of shares of Common Stock available for grants thereunder, and the number of shares and exercise prices of outstanding options for subdivisions or a consolidations of, or stock dividends on, Common Stock effected by the Company without the receipt of consideration.

          Term. The Incentive Plan is effective May 13, 1996, subject to stockholder approval, and will terminate on May 13, 2006, unless earlier terminated by the Board. Incentive Awards may be granted under the Incentive Plan prior to receipt of such stockholder approval, provided that each grant is subject to such approval. Termination of the Incentive Plan will not affect Incentive Awards made prior to termination (other than termination due to failure to obtain timely stockholder approval).

          Administration. The Incentive Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), so that the grant of options is exempt from the short-swing profit liability provisions of Section 16 of the Exchange Act. Accordingly, the Incentive Plan must be administered by a committee of disinterested directors within the meaning of rule 16b-3. The Incentive Plan also is intended to comply with
Section 162(m) of the Code so that the Company can exclude from the $1,000,000 deduction limitation the compensation income attributable to non-qualified stock options granted to its chief executive officer and other four most highly compensated executives
(or to incentive options granted to such individuals in the case of a disqualifying disposition). Accordingly, the Incentive Plan also must be administered by outside directors within the meaning of
Section 162(m).

          The Incentive Plan will be administered by the Compensation Committee of the Board (the "Committee"), whose members currently are Messrs. Holmes, Marinos and Richards. The Committee will determine which Participants receive grants of Incentive Awards, the type of Incentive Awards and bonuses granted and the number of shares subject to each Incentive Award; provided, however, that the maximum number of shares of Common Stock subject to Incentive
Awards that can be issues to any one individual during any calendar year is 50,000 shares.

          Subject to the terms of the Incentive Plan, the Committee will also determine the prices, expiration dates and other material features of the Incentive Awards granted under the Incentive Plan.
The Committee may, in its absolute discretion, (i) accelerate the date on which an option granted under the Incentive Plan becomes exercisable, (ii) accelerate the date on which a share of restricted stock or phantom stock vests and waive any conditions imposed by the Committee on the vesting of a share of restricted stock and (iii) grant Incentive Awards to a Participant on the condition that the Participant surrender to the Company for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies.

          The Committee will have the authority to interpret and construe any provision of the Incentive Plan and to adopt such rules and regulations for administering the Incentive Plan as it deems necessary. All decisions and determinations of the Committee are final and binding on all parties. The Company will indemnify each member of the Committee against any cost, expenses or liability arising out of any action, omission or determination relating to the Incentive Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interest of the Company.

          Non-Qualified and Incentive Stock Options. The exercise price of each stock option (singly, "Option" and collectively, "Options") granted under the Incentive Plan is determined by the Committee, but such price may not be less than the fair market value (as defined) of a share of Common Stock of the Company on the date on which such Option is granted. Each Option is exercisable for a period not to exceed ten years and no Option is exercisable until six months after the date of grant. For each Option, the Committee will establish (i) the term of each Option and (ii) the time or period of time in which the Option will vest. The exercise price will be paid in cash or, subject to the approval of the Committee,
(i) in shares of Common Stock valued at their fair market value (as defined) on the date of exercise, (ii) through a cashless exercise
(as defined), or (iii) in a combination of the foregoing.

          Except in the event of the death or permanent and total disability (as defined) of an optionee or the termination of the employment of an optionee for cause (as defined), Options are exercisable only while an optionee is employed by the Company or within one month after such employment has terminated to the extent that such Options were exercisable on the last day of employment and had not expired by its terms. In the event of the death or disability of an optionee, Options are exercisable within one year after such death or permanent and total disability (as defined) to the extent that such Options were exercisable on the last day of employment and such Options had not expired by their terms. In the event of the termination of the employment of an optionee for cause (as defined), all Options held by such optionee terminate as of the date of termination. Options are not transferable other than by will or by the laws of descent and distribution.

          Upon a change in control of the Company (a "Change in Control"), all Options become immediately exercisable. The Incentive Plan defines Change in Control to mean (i) a "change in control" as that term is defined in the federal securities laws,
(ii) the acquisition by any person, after the effective date of the Incentive Plan, of 20% or more of the shares of voting securities of the Company, except to the extent the Board, as constituted immediately prior to such acquisition, determines no Change in Control has occurred, (iii) certain changes in the composition of the Board as a result of a contested election for positions on the Board or (iv) any other event which the Board determines to constitute a change in control of the Company.

          An optionee does not recognize any income for federal tax purposes at the time a non-qualified option is granted, and the Company is not then entitled to a deduction. When any part of a non-qualified option is exercised, the optionee recognizes ordinary income in an amount equal to the difference between the fair market value (as defined) of the shares on the exercise date and the exercise price of the non-qualified option, and the Company generally recognizes a tax deduction at the same time and in the same amount. An optionee generally recognizes capital gain or loss on disposition of shares acquired by exercising a non-qualified option. The optionee's tax basis in such shares equals the fair market value (as defined) of the stock at exercise. If the stock is sold at a loss, an optionee may be limited in the amount of loss that is currently deductible.

          If all or any part of the exercise of a non-qualified option is paid by an optionee with shares of Common Stock (including shares previously acquired on the exercise of any Options), no gain or loss will be recognized on the shares surrendered on payment.
The number of shares received on such exercise of the non-qualified option equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraph as though issued on the exercise of the non-qualified option for an exercise price equal to the consideration, if any, paid by the optionee in cash. The optionee's compensation, which is taxable as ordinary income on such exercise, and the Company's deduction will not be affected by whether the exercise price is paid in cash or in shares of Common Stock. However, gain on the stock transferred to exercise the non-qualified option is deferred.

          An optionee does not recognize any income for federal tax purposes when an incentive stock option is granted or upon its qualified exercise. If an optionee does not dispose of the shares acquired by exercising an incentive stock option within two years after its grant and one year after its exercise, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. Such gain or loss is the difference between the sales proceeds and the exercise price of the Option covering the stock sold. The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an incentive stock option.

          If an optionee disposes of shares acquired upon exercise of an incentive stock option within either two years after the date of its grant or one year after its exercise, the disposition is a disqualifying disposition and the optionee will recognize ordinary income in the year of such disposition. The amount of ordinary income recognized equals the excess of the fair market value (as defined) of shares at the time the incentive stock option was exercised over the exercise price, and the balance of the gain (if any) will be long or short term capital gain depending on whether the shares were disposed more than one year after exercise. If the disqualifying disposition is at a price between the exercise price and fair market value (as defined) at exercise, the ordinary income is limited to the excess of the amount realized on the disposition over the exercise price. If the disqualifying disposition is at a price below the exercise price, the loss will be long or short term capital loss depending on the optionee's holding period with respect to the disposed shares. The Company generally is entitled to a deduction in the year of the disqualifying disposition in an amount equal to the ordinary income recognized by the optionee as a result of such disposition.

          If all or any part of the exercise of an incentive stock option is paid by an optionee with shares of Common Stock (including shares previously acquired on the exercise of any Option), the optionee generally will not recognize any income, gain or loss on the transfer of the surrendered shares. The tax basis and the holding period for the acquired shares will be determined in the same manner described above for non-qualified stock options exercised with shares of Common Stock. However, if the shares of Common Stock used to exercise the incentive stock options were acquired on the exercise of an incentive stock option ("Tax Deferred Option Stock"), then such use is a disqualifying disposition as to such stock if the applicable holding periods described in the preceding paragraph are not met. In such event, the optionee would recognize gain or loss on such disqualifying disposition of the Tax Deferred Option Stock as described in the preceding paragraph.

          The excess of the fair market value (as defined) of the shares upon exercise of an incentive stock option over the exercise price is a positive adjustment for alternative minimum tax ("AMT") purposes. In addition, the basis of shares acquired through the exercise of an incentive stock option for determining gain or loss for AMT purposes is increased by the amount of the positive AMT adjustment created due to the earlier exercise.

          Restricted Stock. A grant of shares of restricted stock represents the promise of the Company to issue shares of Common Stock of the Company on a predetermined date (the "Issue Date") to a Participant, provided the Participant is continuously employed by the Company until the Issue Date. Vesting of the shares occurs on a second predetermined date (the "Vesting Date"), if the Participant has been continuously employed by the Company until that date. Prior to the Vesting Date, the shares are not transferable by the Participant and are subject to a substantial risk of forfeiture. The Committee may, at the time shares of restricted stock are granted, impose additional conditions to the vesting of the shares, such as, for example, the achievement of specified performance goals. Vesting of some portion, or all, of the shares of restricted stock may occur on the termination of the employment of a Participant, other than for cause (as defined), prior to the Vesting Date. If vesting does not occur, shares of restricted stock are forfeited.

          If the employment of a Participant is terminated by the Company for any reason other than cause (as defined), a portion of the unvested shares of restricted stock (to the extent not forfeited or canceled) as determined by the Committee at the date of grant will vest on the date of such termination. In the event the Participant's employment with the Company is terminated for cause (as defined), all unvested shares of restricted stock will be forfeited as of the date of such termination.

          On the occurrence of a Change in Control, all shares of restricted stock which have not vested or been forfeited will vest automatically.

          A Participant will not recognize any income for federal tax purposes at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a tax deduction at that time. However, when either the transfer restriction or the forfeiture risk lapses, such as on the Vesting Date, the Participant will recognize ordinary income in an amount equal to the fair market value (as defined) of the shares of restricted stock on the date on which they vest. Unless restricted by the agreement relating to such grant, a Participant may file an appropriate election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of the Issue Date of the restricted stock (the "Election"), which results in the Participant's receipt of deemed ordinary income in an amount equal to the fair market value (as defined) of the shares of restricted stock on the date on which they are issued. However, if a Participant files an Election and the restricted stock is subsequently forfeited, such Participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the Election.

          Gain or loss (if any) from a disposition of restricted stock after the Participant recognizes any ordinary income (whether by vesting or an Election) will generally constitute short- or long-term capital gain or loss. The Company will generally be entitled to a tax deduction at the time the Participant recognizes ordinary income on the restricted stock, whether by vesting or an Election.

          Performance Awards. A performance award is an award granted to a Participant contingent upon the future performance of the Company or any subsidiary, division or department thereof over a specified performance period. The Committee will establish the relevant performance criteria, subject to adjustment to reflect unforeseen events or changes. Each performance award will be subject to a maximum value at the time of grant of such award. In determining the amount of a performance award to be granted to a particular Participant, the Committee will take into account such factors as the Participant's responsibility level and growth potential, the amount of other Incentive Awards granted to or received by such Participant, and such other considerations as the Committee deems appropriate. Payment of an Incentive Award may be in cash, Common Stock, or a combination thereof, as determined by the Committee

          A performance award will terminate if the Participant does not remain continuously employed by the Company at all times during the applicable performance period, unless the Committee determines otherwise.

          On the occurrence of a Change in Control, the Committee (as constituted immediately before such Change in Control) will determine whether performance awards which have not theretofore satisfied the requisite performance measure or for which the performance period has not expired, will immediately be paid or will remain outstanding according to their respective terms.

          A Participant will recognize ordinary income for federal income tax purposes in the amount equal to cash paid and/or the fair market value (as defined) of the Common Stock at the time it is received, with the Company generally entitled to a deduction in the same amount.

          Phantom Stock. A share of phantom stock represents the right to receive the economic equivalent of a grant of restricted stock. Shares of phantom stock are subject to the same vesting requirements as are shares of restricted stock. On vesting of a share of phantom stock, the holder is entitled to receive cash in an amount equal to the sum of (i) the fair market value (as defined) of a share of Common Stock as determined on the vesting date and (ii) the aggregate amount of cash dividends paid in respect of a share of Common Stock during the period commencing on the date of grant and ending on the vesting date. The cash payment for phantom stock is treated the same as a cash bonus for federal income tax purposes and generally creates a deduction to the Company when paid. In addition, the value of a share of phantom stock (whether or not vested) is paid immediately on the occurrence of a Change in Control of the Company. The Committee may not grant any cash bonus in connection with the grant of shares of phantom stock.

          Stock and Cash Bonuses. Bonuses payable in stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines. On the receipt of a stock bonus, a Participant will recognize ordinary income for federal tax purposes in an amount equal to the fair market value (as defined) of the Common Stock at the time it is received. The Committee may grant, in connection with a grant of shares of restricted stock or shares of Common Stock granted as a performance award or a stock bonus, a cash "tax" bonus, payable when a Participant is required to recognize income for federal income tax purposes with respect to such shares of Common Stock. This tax bonus may not be greater than the value of the shares of restricted stock and/or Common Stock at the time the income is required to be recognized. Any such bonus will result in ordinary income to the Participant and generally a deduction to the Company. The grant of a cash bonus will not reduce the number of shares of Common Stock with respect to which Options, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the Incentive Plan.

          Mergers and Other Transactions. If the Company is the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each outstanding Option will entitle the optionee to acquire on exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee, in its absolute discretion, has the power to either (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the optionee an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (A) the value of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or (ii) provide for the exchange of each outstanding Option (whether or not then exercisable) for an Option on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment in the exercise price of the Option, or the number of shares or amount of property subject to the Option or, if appropriate, provide for a cash payment to the optionee in partial consideration for the exchange of the Option.

          Amendment and Termination. The Incentive Plan generally terminates on the tenth anniversary of its adoption by the Board. The Board may at any time suspend or discontinue the Incentive Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the holders of a majority of the Company's outstanding securities present in person or by proxy and entitled to vote at an annual or special meeting of stockholders (or such greater percentage as may be required by applicable law or the Company's articles of incorporation), no revision or amendment will
(i) increase the number of shares of Common Stock that may be issued under the Incentive Plan (subject to adjustments for certain recapitalizations of the Company), (ii) increase the maximum number of shares of Common Stock that may be subject to an Incentive Award granted to any Participant for any calendar year (subject to adjustment for certain recapitalizations of the Company), (iii) materially increase the benefits accruing to optionees, (iv) materially modify the requirements as to eligibility for participation in the Incentive Plan, (v) extend the term of the Incentive Plan, or (vi) decrease any authority granted to the Committee under the Incentive Plan in contravention of Rule 16b-3.

          Certain Securities Law and Tax Matters. The Incentive Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Exchange Act. To the extent any provision of the Incentive Plan fails to so comply, such provision will be construed and deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board. The Company intends to register under the Securities Act
(as defined), the Common Stock reserved for issuance under the Incentive Plan on a registration statement on Form S-8. The
Company intends to file such Form S-8 with the Securities and Exchange Commission ("SEC") after the Company's stockholders approve the Incentive Plan's adoption, and before any Option first becomes exercisable.

          The Incentive Plan is intended to comply with all applicable conditions of Section 162(m) of the Code, so that stock options granted under the Incentive Plan with an exercise price of not less than fair market value (as defined) of a share of Common Stock on the date of grant will qualify as "qualified performance-based compensation" and the favorable tax treatment associated therewith.
To the extent any provision of the Incentive Plan would disqualify the Incentive Plan or would not otherwise permit the Incentive Plan to comply with Section 162(m) as so intended, such provision will be construed and amended to conform to the requirements or provision of Section 162(m) to the extent permitted by applicable law and deemed advisable by the Board; provided, however, that no such construction or amendment will have an adverse economic effect on any participant with respect to any Incentive Award previously granted under the Incentive Plan.

          The Incentive Plan provides that the Company may require the Participant to remit to the Company cash in an amount sufficient to satisfy certain federal, state and local income tax withholding requirements by remitting cash to the Company. In addition, the Company has the right to withhold from any cash payment required to be made to a Participant with respect to an Incentive Award an amount sufficient to satisfy the federal, state and local withholding tax requirements.

                   Vote Required for Approval

          The affirmative vote of the holders of a majority of Common Stock outstanding on the Record Date entitled to vote and represented at the Annual Meeting in person or by proxy will constitute approval of the Incentive Plan's adoption.

                   The Board recommends a vote FOR the approval of the adoption of the Incentive Plan.

                          PRINCIPAL STOCKHOLDERS

     The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission (the "SEC") as of May 15, 1996, with respect to (i) each person known to be the benefical owner of more than 5% of the Company's Common Stock and of its 5% cumulative preferred stock, $1.00 par value per share, (ii) each executive officer and each of the Nominees named in "Election of Directors - Information Regarding the Nominees," and (iii) all directors and executive officers as a group.
                           Common Stock        5% Preferred Stock

                       Number    Percentage   Number   Percentage
                         of          of         of         of         Total
Name and Address       Shares   Outstanding   Shares   Outstanding    Voting
of Benefical          Owned (1)    Shares    Owned (1)   Shares     Percentage

Magic Gas Corp.(2)     611,240      40.7      100,000      50.0        40.7
1100 Louisiana,
Suite 2950
Houston, Texas 77002

Dan C. Tutcher         611,240      40.7      100,000      50.0        40.7
1100 Louisiana,
Suite 2950
Houston, Texas 77002

Stevens G. Herbst (4)  285,902      19.1       50,000       25.0       19.1
710 Buffalo,
Suite 800
Corpus Christi,
Texas  78401

Kenneth B. Holmes,Jr.  283,195      18.9       50,000       25.0       18.9
719 Buffalo,
Sute 800
Corpus Christi,
Texas  78401

I.J. Berthelot,II(5)(6) 78,064       5.2         0            0         5.2
1100 Louisiana,
Suite 2950
Houston, Texas 77002

Richard R. Robert (7)   22,303       1.5         0            0         1.5
1100 Louisiana,
Suite 2950
Houston, Texas 77002

Duane S, Herbst (8)     11,151        *          0            0          *
710 Buffalo,
Suite 800
Corpus Christi, Texas
78401

E.P. Marinos              (9)         *          0            0          *
2901 Sargent Street
Seabrook, Texas 77586

Richard A. Richards       (9)         *          0            0          *
18610 Upper Bay RD.
Houston, Texas  77058

All Directors and    1,291,855       86.1     200,000       100.0       86.1
Executive Officers
as a group
(8 persons)

*  Denotes less than 1%
(1) Except as otherwise noted, shares beneficially owned by each person as of the record date were owned of record and each person has sole voting and investment power with respect to all shares beneficially held by such person.
(2) All of the outstanding stock of Magic is owned by Dan C.
Tutcher and Kimberly Tutcher as husband and wife.
(3) Includes 611,240 share of Common Stock held of record by Magic, an affiliate of Mr. Tutcher.
(4) Includes 611,240 shares held of record by Rainbow which is controlled by Stevens G. Herbst.
(5) Includes 50, 184 shares which are subject to certain vesting requirements.
(6) Mr. Berthelot holds 1,338 shares as custodian for minor children under the Uniform Gift to Minors Act.
(7) Includes 15,613 shares which are subject to certain vesting requirements.
(8) Includes 4,014 shares which are subject to certain vesting requirements.
(9) Messrs. Marinos and Richards were each issued a stock grant of 2,007 on May 28, 1996. Such shares are subject to certain vesting requirements. See "Election of Directors - Directors Compensation and Board Committees."

                          OTHER INFORMATION

Executive Officers of the Company

          The Company currently has five executive officers: Dan C. Tutcher, President and Chief Executive Officer, Stevens G. Herbst, Executive Vice President, I. J. Berthelot II, Vice President of Operations and Chief Engineer, Richard A. Robert, Chief Financial Officer and Treasurer and Duane S. Herbst, Secretary. Biographical information concerning Dan C. Tutcher and Stevens G. Herbst is provided under the section entitled "Election of Directors " Information regarding the Nominees."

          Duane S. Herbst is an officer of the Company in a part-time capacity. As such, he has been Secretary of the Company since its incorporation in 1992. From April 1992 until its merger with the Company in September 1992 he held the office of President of Nugget. From 1989 to the date hereof he has been Vice President of Rainbow. Mr. Herbst has also held the office of Secretary of Texline since 1993. He holds a Masters of Business Administration from the University of Texas and a Bachelors of Science degree in Finance from Trinity University. He is the son of Stevens G.
Herbst.

          I.J. "Chip" Berthelot, II is Vice President of Operations and Chief Engineer and has been with the Company since the Company's incorporation in 1992. Mr. Berthelot joined the Company as Chief Engineer and became Vice President of Operations and Chief Engineer in 1995. From 1991 to 1992 he was a gas contracts representative with Mitchell Energy & Development Co., a publicly traded company. Prior to 1991 Mr. Berthelot was with Texline as a gas contracts representative and engineer for the period from 1990 to 1991. He is a Professional Engineer, licensed in Texas and holds a Bachelors of Science degree in Petroleum and Natural Gas Engineering from Texas A&I University.

          Richard A. Robert is Chief Financial Officer and Treasurer and has been with the Company since 1992. Mr. Robert joined the Company as Controller and became Chief Financial Officer and
Treasurer in 1996. From 1988 to 1992 Mr. Robert was an audit associate in the energy audit division of Arthur Anderson and Co.
Mr. Robert is a certified public accountant and is a member of the Texas Society of Certified Public Accountants. He holds a
Bachelors of Business Administration degree in Accounting from Southwest Texas State University.

Executive Compensation

          The following table reflects all forms of compensation for services to the Company for the years ended December 31, 1995, 1994 and 1993 of the Chief Executive Officer of the Company. During
1993 and 1994 the only executive officer to receive a salary was Mr. Tutcher. During 1995, 1994 and 1993 no other executive officers received compensation, including bonuses, which exceeded $100,000.

         Name and Principal                               Annual Compensation
             Position                                      Year      Salary

Dan C. Tutcher
(Chief Executive Officer) (1)                              1995    $125,000
                                                           1994    $125,000
                                                           1993    $ 62,000

(1) The Company provides Mr. Tutcher certain personal benefits including payments for a car allowance. Since the value of such benefits did not exceed the lesser of $50,000 or 10% of annual compensation, the amounts are omitted.

      Additionally, the Company has not granted any options to any officers or directors of the Company. Furthermore, the Company does not propose to issue any such options in the foreseeable future, other than those options that may be granted pursuant to the Incentive Plan.

      Pursuant to separate shareholder's agreements dated April 30, 1994 by and between the Company and I.J. Berthelot, II, Richard A. Robert and Duane S. Herbst, each officer was respectively, issued 11,152, 11,152, and 6,691 shares, of the Company's Common Stock as additional consideration for their services to the Company. Such shares, reduced each year pursuant to a vesting schedule, are subject to the Company's repurchase upon the termination of the respective officer's employment, for any reason, after a 30-day notice period.

      Executive Employment Contracts. In January 1993, and as subsequently amended in April 1993, Mr. Tutcher, the Chief Executive Office and President of the Company, entered into a five-year employment agreement with the Company pursuant to which he is to receive an annual base salary of $125,000, beginning July 1, 1993, and may participate in any such executive level bonuses or salary increases as the Board may approve. Mr. Tutcher is also entitled to reimbursement for reasonable automobile expenses not to exceed $500 each month and is eligible for participation in the Company's group insurance plans. Mr. Tutcher is required to devote his full business time and attention to the Company.

      In April 1995, and subsequently amended in December 1995, I. J. Berthelot, II, Vice President of Operations and Chief Engineer, entered into a four-year employment agreement with the Company. Pursuant to the employment agreement Mr. Berthelot is to receive an annual base salary of $55,200, to be increased a minimum of 10% annually, beginning on April 17, 1996. Mr. Berthelot was also awarded 57,992 shares of the Company's Common Stock as consideration for executing the agreement. Such shares, reduced each year pursuant to a vesting schedule, are subject to the Company's repurchase upon the termination of Mr. Berthelot's employment with the Company for any reason. Mr. Berthelot is required to devote his full business time and attention to the Company.

      In April 1994, and subsequently amended in April 1996, Richard
A. Robert, Chief Financial Officer and Treasurer, entered into a three-year employment agreement with the Company. Pursuant to the employment agreement, Mr. Robert is to receive an annual base salary of $69,000, to be increased a minimum of 10% annually, beginning on April 8, 1997. Mr. Robert was also awarded 8,921 shares of the Company's Common Stock as consideration for executing the agreement. Such shares, reduced each year pursuant to a vesting schedule, are subject to the Company's repurchase upon the termination of Mr. Robert's employment with the Company for any reason. Mr. Robert is required to devote his full business time and attention to the Company.

      In May 1996, Duane S. Herbst, Secretary, began receiving an annual salary from the Company of $24,000 per year for his part-time services as Secretary. Previously, the Company had a month-to-month arrangement which provided a monthly payment of $1,050 to compensate Rainbow for the Company's use of the time of Mr. Herbst.

Certain Transactions

      The Company has obtained financing from certain officers and directors and affiliates regarding the acquisition and construction of pipelines. This financing enabled the Company to take advantage of pipeline acquisition opportunities that would have otherwise been unavailable to the Company because no other source or no less costly source of financing may have been available to the Company at the time such opportunities arose. It is management's belief that under such circumstances these transactions with affiliates were fair and equitable to the Company. All indebtedness to non-affiliated third parties has been personally guaranteed by Dan
C. Tutcher, Stevens G. Herbst, and Kenneth B. Holmes, Jr. Set forth below are descriptions of such transactions:

      Five Flags System. In December 1992, the Company acquired 100% of the outstanding capital stock of Five Flags Pipe Line Company ("Five Flags") from Harbert Holdings No. One, Inc. for a cash payment of $1,078,409. The principal assets of Five Flags consisted of approximately 57 miles of natural gas pipelines located in Escambia and Santa Rosa Counties, Florida. In
September 1993, all of the outstanding capital stock of Five Flags was sold to Sunshine Interstate Pipeline Partners. In 1995, the Company and Rainbow jointly re-acquired 100% of the outstanding capital stock of Five Flags from Five Flags Holding Company. Total cash consideration of $2,052,000 was paid for the stock, of which the Company's share representing 91.25% interest in Five Flags capital stock was acquired for $1,872,450. Rainbow's ownership interest amounted to an 8.75% interest in the stock acquired for $179,550. To finance this transaction, the Company borrowed funds from Stevens G. Herbst, an officer and director of the Company (the "Herbst Note"). The promissory note between the Company and Mr. Herbst called for monthly payments of interest beginning April 1, 1996 through December 31, 1996 at which time both principal and all accrued interest would be due in full. Interest on the Herbst Note accrued at the prime rate plus 2%. Shortly after acquiring Five Flags' stock the Company and Rainbow sold 100% of the capital stock of Five Flags to Koch Gateway Pipeline Company for $4,664,865. A portion of the proceeds from the sale were used to repay the Herbst Note of $1,872,450 plus accrued interest and certain other notes associated with the acquisition of Magnolia Pipeline Company ("Magnolia").

      Project Refinancing. In December 1994, Texline loaned the Company $275,000 pursuant to an unsecured promissory note between Texline and the Company (as amended, the "Texline Note"). The Texline Note provides for monthly payments of accrued interest at Mercantile Bank, N.A. - Corpus Christi prime plus 1.5% (10.75% at March 31, 1996). The Texline Note matures on April 1, 1997. Total payments of principal and interest amounted to $75,000 and $30,057 in 1995 and 1996, respectively. The principal balance due to Texline at March 31, 1996, was $200,000. The proceeds of such indebtedness were used by the Company for general corporate purposes, including the repayment of indebtedness associated with project financings for the construction of certain pipeline systems and for various pipeline system acquisitions.

      Cook Inlet Pipeline Construction. In addition to the Texline Note, Texline provided short-term loans to fund the Company's investment in Alaska until the Company could obtain long-term bank financing. During 1994, short-term loans were made by Texline for such purpose, accruing at the prime rate plus 5%. A total of $316,250 in principal was loaned to the Company which was subsequently repaid to Texline in 1994, including interest in the amount of $4,005.

      Texline and Rainbow also provided approximately $1,000,000 in certificates of deposit and U.S. Treasury Bills as security for obtaining the initial long-term bank financing for the Company's Alaska investment. In consideration for providing such security, the Company assigned a 3% and a 2% net revenue interest to Texline and Rainbow, respectively, on the net income derived from the Company's investment in the Cook Inlet Systems. However, the net revenue interests apply only after all costs associated with the investment have been recouped by the Company. As a result, at the date hereof, no amounts have been paid under either assignment of the net revenue interests. The collateral was subsequently released after approximately eight months when the Company obtained new bank financing in December 1994.

      Magnolia System Acquisition. In connection with the acquisition of Magnolia in 1995, the Company borrowed $1,200,000 from Rainbow
(the "Rainbow Note") to finance the purchase price of the stock of Magnolia. Funds from the Rainbow Note together with proceeds from the sale of the Five Flags stock to Koch, were used to repay the owner financing from The Williams Companies, for the purchase of Magnolia. The Rainbow Note provided for interest at the prime rate plus 5% and was due and payable monthly beginning April 1, 1996, with a final maturity of January 31, 1997. As additional consideration for extending the funds borrowed under the Rainbow
Note, the Company granted Rainbow a 5% net revenue interest in Magnolia's earnings before interest, income taxes and depreciation, to be paid on a monthly basis. The net revenue interest, as amended in May 1996, applies only after all costs associated with the acquisition have been recouped by the Company. The Company has the right to repurchase this net revenue interest from Rainbow for a cash payment of $25,000. However, the repurchase amount is increased an additional $25,000 on November 1, 1995 and each following month up to a maximum of $500,000. The Rainbow Note was paid in full on December 20, 1995, including accrued interest in the amount of $35,260. To date, no payments have been made towards the net revenue interest.

      Additional Project Refinancing. Rainbow also loaned the Company a total of $660,000 in December 1995 for general corporate purposes pursuant to an unsecured promissory note accruing interest at the prime rate plus 5%. All amounts under this note were due and payable on January 1, 1997. On January 12, 1996 the Company repaid all principal amounts due under the note to Rainbow as well as accrued interest in the amount of $4,039. The proceeds of such indebtedness were used by the Company for general corporate purposes including the repayment of indebtedness associated with project financings for the construction of certain pipeline systems and for various pipeline system acquisitions.

      Seahawk Acquisition. In connection with the acquisition of certain pipeline systems in March 1996, the Company borrowed $100,000 from Rainbow for its equity contribution to Pan Grande Pipeline L.L.C. ("PanGrande") pursuant to a promissory note between the Company and Rainbow (as amended, the "Pan Grande Note"). The Pan Grande Note bears interest at the prime rate plus 2.5%. The Pan Grande Note is secured by the Company's interest in Pan Grande and is payable in 59 monthly installments of $1,667 and accrued interest and a final installment at March 15, 2001 in the amount of the remaining principal plus accrued interest. All amounts outstanding under the Pan Grande Note will be repaid with the net proceeds of the public offering. Rainbow has committed to loan up to an additional $75,000 in the event the Salt Creek System is purchased. In consideration for the financing of the equity contribution and the commitment for additional financing, the Company issued Rainbow 4,460 shares of the Company's Common Stock.

      Exxon Production Acquisition. In May 1995, Texline provided a $173,822 loan to partially finance the acquisition of a working interest in oil and gas production from two leases located in Starr County, Texas from Exxon Corporation, a publicly traded company.
The loan, as amended in March 1996, matures on April 1, 1997. No collateral was required to obtain this loan, although, as additional consideration for obtaining the loan, Texline was assigned a .5% working interest in the oil and gas properties. Monthly note payments in the amount of 25% of the Company's net revenue from the production from these properties are paid to Texline. An additional .5% working interest in the properties will be assigned to Texline if all principal and interest amounts due under the loan are not paid by August 1, 1996. Total payments of interest amounted to $3,346 and $7,477 in 1995 and through March
31, 1996, respectively.

      Redemption of 5% Cumulative Preferred Stock. In May 1996, the Board approved the redemption of the 5% cumulative preferred stock for $118,367, which was 10% of the liquidation value, held by Magic (Dan Tutcher is the beneficial owner of such shares), Stevens G. Herbst and Kenneth B. Holmes, Jr. As a result of the redemption of the 5% cumulative preferred stock by the Company, Magic, Mr. Herbst and Mr. Holmes were paid $59,183, $29,592, and $29,592 for the redemption of 100,000, 50,000 and 50,000 shares, respectively. Subsequently, no shares of the Company's preferred stock remain outstanding. Following the redemption of the Company's 5% cumulative preferred stock, a majority of the stockholders approved a resolution to amend the Articles of Incorporation to reflect only one class of outstanding securities, the Company's Common Stock.


                        OTHER MATTERS

Auditors

      Hein + Associates ("Hein"), certified public accountants, have served as the independent auditors of the Company for a number of years. It is not proposed that any formal action be taken at the meeting with respect to the continued employment of Hein. Representatives of Hein plan to attend the Meeting and will be available to answer appropriate questions. These representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

Compliance with the Exchange Act

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC as well as to furnish the Company with a copy of each such report. Additionally, SEC regulations require the Company to identify in its proxy statement any individual for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to the fiscal year ended December 31, 1995, all applicable Section 16 (a) filing requirements were complied with, except that Richard A. Robert was late in filing a Form 3.

Miscellaneous Matters

      The Company is including herewith a copy of its annual report on Form 10-KSB, as amended, covering the fiscal year ended December
31, 1995, which has been filed with the SEC. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 1997 annual meeting of stockholders is required to submit such proposals to the Company on or before December 21, 1996. The cost of soliciting proxies in the accompanying form will be borne by the Company, including the reimbursement of banks, brokers and other custodians, Nominees and fiduciaires for expenses in forwarding solicitation material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

                                   By Order of the Board of Directors



                                   Duane S. Herbst
                                   Secretary
Houston, Texas
June 10, 1996







                         MIDCOAST ENERGY RESOURCES, INC.
P                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL STOCKHOLDERS' MEETING TO BE HELD ON
R                               July 1, 1996

O The undersigned stockholder of Midcoast Energy Resources, Inc. (the "Company") hereby appoints Dan
X C. Tutcher and Stevens G. Herbst or either of them, attorneys and proxies of the undersigned, each with
Y full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 1100 Louisiana, Suite 2950, Houston, Texas, on July 1, 1996, at 3:00 p.m. Houston time, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.



            (Change of Address)
            ______________________________________

            ______________________________________

            ______________________________________

            ______________________________________
            (If you have written in the above space, please mark the
             coresponding box on the reverse side of this card.)

The Proxies noted herein cannot vote your shares unles you sign and return this card.

                                                         See Reverse Side

__X__ Please mark your
      votes as in this example.


1. For the election (except as indicated below) of Dan C. Tutcher, Stevens G. Herbst, Kenneth B. Holmes, Jr., E.P. Marinos and
    Richard A. Richards as directors.

     FOR          WITHHELD         WITHHOLD ALL
    _____          _____              _____

Instruction:  To withhold authority to vote for any
individual nominee, write that nominee's name on the
line provided below or to withhold authority to vote
for all nominees listed above. mark "Withhold All"
____________________________________________________



2.  __ For __ Against __ Abstain         Approval of the proposed 1996
                                         Incentive Stock Option Plan.

3.  __ For __ Against __ Abstain         In their discretion, upon
                                         such other matters as may
                                         properly come before the Annual
                                         Meeting; hereby revoking any
                                         proxy or proxies heretofore given
                                         by the undersigned.

______ Change of        The board of directors recommends a vote
       Address          FOR the nominees and proposal above and if no
                        specification is made, the shares will be voted FOR the election of the nominees named herein and FOR the approval of Proposal 2.

                        The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Company's annual report on Form 10-KSB, as amended.

 SIGNATURE(S) __________________________________ DATE ________

 SIGNATURE(S) __________________________________ DATE ________

 NOTE: Stockholder's Signature Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

              PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED